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                       [LETTERHEAD OF DELOITTE & TOUCHE]

December 22, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street N.W.
Washington, D.C. 20549
U.S.A.

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of LaSalle Re Holdings Limited dated December 22, 2000.

Yours truly,

/s/ Deloitte & Touche
DELOITTE & TOUCHE



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DELOITTE
TOUCHE
TOHMATSU
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